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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Herbst Gaming, Inc. on Form S-4 of our report dated July 27, 2001, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP DELOITTE & TOUCHE LLP

Las Vegas, Nevada
October 3, 2001

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EXHIBIT 23.1